Exhibit 10.5

                               FIRST AMENDMENT

                                   TO THE

           HANNAFORD BROS. CO. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     The Hannaford Bros. Co. Supplemental Executive Retirement Plan ("Plan") was last amended and restated effective January 1, 1993. The Plan is hereby amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context clearly indicates otherwise.

     2. Section 3.1 is hereby amended by adding at the end thereof the following paragraph:

          "In addition to the annual benefit described in this section, Roger W. Hoyt shall be entitled to:

               (a) (i) a lump sum payment equal to the supplemental pension benefit described in Part 2, and (ii) a lump sum payment equal to the present value of the retiree medical coverage described in
          Part 3, of a certain letter agreement dated June 1, 1994, setting forth benefits the Company shall provided to Mr. Hoyt in lieu of benefits he would have received under the Company's Early Retirement Incentive Program, if he had retired in 1992; and

               (b) a lump sum payment in satisfaction of the Company's obligation to contribute to Mr. Hoyt's housing costs, as described in Part 3 of said Agreement."

     3.   This Amendment shall be effective June 1, 1994.